CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-135622, No. 333-137551, No. 333-138202, No. 333-139422 and No. 333-141198 and Form S-8 No. 333-137534 and No. 333-146534) of Gentium S.p.A. and in the related Prospectuses of our report dated March 20, 2009, with respect to the financial statements of Gentium S.p.A., included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy

March 30, 2009